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Exhibit 10.71

PEREGRINE SYSTEMS, INC.
PERFORMANCE STOCK UNIT AGREEMENT

        PERFORMANCE STOCK UNIT AGREEMENT (the "Agreement"), effective August 16, 2004, by and between Kenneth Saunders ("Awardee") and Peregrine Systems, Inc., a Delaware corporation ("PSI").

        RECITALS

        WHEREAS, Awardee and PSI are parties to an employment letter agreement dated July 20, 2004, as amended and restated March    , 2005, pursuant to which Awardee agreed to provide certain services to PSI as an employee and officer of PSI (the "Employment Agreement"); and

        WHEREAS, the Employment Agreement provides that PSI will issue to Awardee, and Awardee desires to acquire from PSI, performance stock units (the "Units") representing the right to participate in the future value of PSI upon the attainment of certain performance objectives, as contemplated in and subject to the terms and conditions of the Employment Agreement and this Agreement.

        NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

        1.    Definitions.

        Capitalized terms not explicitly defined in this Agreement but defined in the Employment Agreement shall have the same meanings ascribed to them in the Employment Agreement.

        2.    Grant of Award.

        PSI hereby grants to Awardee, and Awardee hereby accepts, pursuant to the terms of the Employment Agreement and this Agreement (collectively, the "Award"), the right to acquire, upon satisfaction of the Performance Conditions (as defined in Schedule II attached hereto) and the other terms and conditions set forth in herein, that number of Issued Units specified herein and Awardee hereby accepts the Award. The Units are not and shall not be considered an equity interest in PSI and solely represent Awardee's right to receive the financial benefits described herein if and only if a Sale Event is consummated that satisfies the criteria relating thereto set forth on Schedule I hereto.

        3.    Units.

        3.1.  If Awardee remains continuously employed by PSI through the date of consummation of a Sale Event (in the event of certain terminations of employment prior to a Sale Event Section 3.2 shall control), the target number of Units to be issued to Awardee shall be determined based on the Total Consideration and the Target Payout (each as defined and determined in accordance with Schedule I hereto) (the "Target Number"). The actual number of Units to be issued to Awardee shall be that portion of the Target Number to which the Compensation Committee of the Board determines in good faith Awardee is entitled based on Awardee's achievement of the performance conditions set forth in Schedule II (the "Issued Units"). Each Issued Unit shall have a value equal to the Per Share Consideration.

        3.2.  In the event of Awardee's Termination without Cause, Termination for Good Reason or a Termination for Death or Disability (each as defined in the Employment Agreement) prior to the occurrence of a Sale Event, and a Sale Event subsequently occurs on or before December 31, 2005 in which the Per Share Consideration equals or exceeds an amount that would have resulted in a Target Number of Units being issued to Awardee if he had been employed at the date of consummation of the Sale Event, the target number of Units to be issued to Awardee (the "Pro-Rated Target Number") shall be equal to (i) the target number of Units that would have been issued to Awardee had Awardee remained continuously employed by PSI through the date of consummation of a Sale Event multiplied by (ii) a fraction, the numerator of which is the number of days of Awardee's employment with PSI from August 16, 2004 through the date of termination, and the denominator of which is the total number of days from August 16, 2004 through the date of consummation of a Sale Event. The actual number of Units to be issued to Awardee pursuant to this Section 3.2 shall be that portion of the Pro-Rated Target Number to which the Compensation Committee of the Board determines in good faith Awardee is entitled based on Awardee's achievement of the performance conditions set forth in Schedule II through the date of Awardee's termination of employment with PSI (the "Pro-Rated Issued Units"). Each Pro-Rated Issued Unit shall have a value equal to the Per Share Consideration.

        4.    Non-transferability.

        Awardee shall not transfer, assign, encumber or otherwise dispose of the Units, or any interest therein.

        5.    Payment in Respect of Issued Units.

        Payment of an amount per Issued Unit or Pro-Rated Issued Unit equal to the Per Share Consideration shall be made by PSI, at its sole election, in cash, shares of PSI common stock (the aggregate fair market value of which shall be equivalent to the aggregate Per Share Consideration of all Issued Units or Pro-Rated Issued Units with respect to which payment is made in PSI common stock), or a combination of cash and PSI common stock, at the closing of the Sale Event or within a reasonable time thereafter; provided that (i) PSI may only elect to pay all or a portion of the payment in shares of PSI common stock if such PSI common stock remains registered under Section 12 of the Securities Exchange Act of 1934, as amended, and is traded on an established stock exchange, quoted on a national market system or quoted regularly by a recognized securities dealer immediately following the closing of the Sale Event and (ii) if PSI elects to make all or a portion of the payment in shares of PSI common stock, such shares shall be issued pursuant to an effective registration statement permitting immediate resale thereof by Awardee without any volume limitations.

        6.    "Sale Event" Defined.

        For purposes hereof, a "Sale Event" shall mean a sale of all or substantially all of (i) the assets of PSI or (ii) the equity securities of PSI, in each case pursuant to a merger, consolidation, recapitalization, tender offer, exchange offer or other transaction or series of related transactions; provided, however, that a "Sale Event" shall not be deemed to have occurred if more than 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity which as a result of such transaction owns PSI or all or substantially all of PSI's assets either directly or through one or more subsidiaries) are, or are to be, beneficially owned, directly or indirectly, by the PSI stockholders who were the beneficial owners of the outstanding voting securities of PSI immediately prior to such transaction (excluding, for such purposes, any such stockholder who is or, within two years prior to the consummation date of such transaction, was, an "affiliate" or "associate" (as each are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of a party to the transaction) in substantially the same proportions as their beneficial ownership, immediately prior to such transaction, of the outstanding voting securities of PSI.

        7.    Vesting.

        The Award shall be fully vested as of August 16, 2004 (the "Date of Grant").

        8.    Limitations on Transfer.

        Only Awardee may receive any Issued Units under the Award. In addition to any other limitation on transfer created by applicable securities laws, Awardee agrees not to sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Award until such time as the Units become Issued Units pursuant to the Employment Agreement.

        9.    Restrictive Legends.

        The stock certificates evidencing any Shares issued under the Award shall bear appropriate legends determined by PSI.

        10.    Award not a Service Contract.

        The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on PSI or an affiliate to continue Awardee's employment or service. In addition, nothing in the Award shall obligate PSI or an affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that Awardee may have as an employee or director of, or consultant to, PSI or an affiliate.

        11.    Withholding Obligations.

        11.1. At the time the Units become Issued Units, and at any time after the date this Award is granted as is reasonably requested by PSI, Awardee authorizes withholding from payroll and any other amounts payable to him or her, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of PSI or an affiliate, if any, which arise in connection with the Award, subject to Section 8 (280G Payment) of the Employment Agreement.

        11.2. Unless the tax withholding obligations of PSI or any affiliate are satisfied, PSI shall have no obligation to make a payment in respect of the Award (but subject to Section 8 (280G Payment) of the Employment Agreement).

        12.    Representations.

        Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Awardee is relying solely on such advisors and not on any statements or representations of PSI or any of its agents. Awardee understands that he (and not PSI) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        13.    Notices.

        Any notices provided for in the Award or the Employment Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by PSI to Awardee, five days after deposit in the United States mail, postage prepaid, addressed to Awardee at the last address provided by Awardee to PSI.

        14.    Survival of Terms.

        This Agreement shall apply to and bind Awardee and PSI and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        15.    Failure to Enforce not a Waiver.

        The failure of PSI to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

        16.    Amendments.

        This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

        17.    Authority of the Committee.

        The committee of the Board of Directors appointed to administer PSI's 2003 Equity Incentive Plan (the "Committee") shall have full authority to interpret and construe the terms of this Agreement.

        18.    Miscellaneous.

        18.1. The rights and obligations of PSI under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by PSI's successors and assigns.

        18.2. Awardee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of PSI to carry out the purposes or intent of the Award.

        18.3. Awardee acknowledges and agrees that he or she has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting such Award and fully understands all provisions of the Award.

        19.    Employment Agreement Governs.

        The Award is subject to all the provisions of the Employment Agreement, the provisions of which are hereby made a part of Awardee's Award, and is further subject to all amendments which may from time to time be adopted in relation to the Employment Agreement. In the event of any conflict between the provisions of the Award and those of the Employment Agreement, the provisions of the Employment Agreement shall control.

        Awardee represents that he has read this Agreement and is familiar with its terms and provisions.

        20.    Community Property.

        Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, Awardee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and any Shares issued under this Award and the parties hereto shall act in all matters as if the Awardee was the sole owner of the same. This appointment is coupled with an interest and is irrevocable.

        21.    Governing Law.

        This Agreement will be governed by the internal laws of the State of California without reference to its conflict of laws provisions.

        22.    Arbitration.

        22.1. General.    Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by binding arbitration, before a single arbitrator, in accordance with these provisions and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief. Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of San Diego, California.

        22.2. Selection of Arbitrator.    In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the "Independent" (or "Gold Card") list of retired judges or, at Awardee's option, from a list of nine persons (which shall be retired judges or corporate or litigation attorneys experienced in stock options and buy-sell agreements) provided by the office of the American Arbitration Association having jurisdiction over San Diego, California. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

        22.3. Applicability of Arbitration; Remedial Authority.    This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

        22.4. Fees and Costs.    The costs and fees of the arbitrator and the arbitration proceeding shall be borne 50% by you and PSI. Each of you and PSI shall bear their own attorneys' fees and expenses.

        22.5. Award Final and Binding.    The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of these arbitration provisions, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

        [signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Peregrine Systems, Inc.
By:		By:

	Signature		Kenneth Saunders
Name:

Title:

        CONSENT OF SPOUSE

        The undersigned spouse of the Awardee hereby acknowledges that: I have read the foregoing Performance Stock Unit Agreement and that I understand its contents. I am aware that the Agreement imposes restrictions on the transfer of the Award and on any Shares issued thereunder. I agree that my spouse's interest in the Award and any Shares issued under the Award is subject to this Agreement and any interest I may have in such Award or in such Shares shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

        I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Dated: As of , 2004

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PEREGRINE SYSTEMS, INC. PERFORMANCE STOCK UNIT AGREEMENT